Exhibit 99.1

Janus International Appoints David Vanevenhoven as Chief Accounting Officer

Brings over 15 years of accounting and M&A auditing experience to further enhance Janus’s financial reporting and integration capabilities

TEMPLE, GA, February 21, 2023 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced the appointment of David Vanevenhoven as Chief Accounting Officer, on February 20, 2023. He will report directly to Janus’s CFO, Anselm Wong. Mr. Vanevenhoven brings over 15 years of experience in financial accounting and auditing to oversee Janus’s accounting function, financial reporting, and internal controls.

Mr. Vanevenhoven has a proven history of leading financial and regulatory reporting, auditing, and mergers and acquisitions teams, including financial due diligence and integration of several transactions. Prior to joining the Company, Mr. Vanevenhoven served as Global Controller at Mirion Technologies (NYSE: MIR), where he led the accounting for and integration of eight different acquisitions / divestitures and was highly involved in their successful SPAC merger to become a public company. Prior to his tenure at Mirion Technologies, Mr. Vanevenhoven oversaw financial reporting and accounting processes as Assistant Corporate Controller/Director of Accounting at Fleet Farm. Earlier in his career, Mr. Vanevenhoven held senior auditing positions at KPMG. Mr. Vanevenhoven is a Certified Public Accountant and holds a bachelors degree in Accounting from the University of Wisconsin Eau-Claire.

Mr. Wong commented, “David is a proven leader with an extensive background of overseeing global accounting policies and leading the accounting and integration of several domestic and international acquisitions. His diverse experience in public company accounting and auditing at a wide range of companies and history of leading global accounting operations will make him a great asset to the Janus team. We look forward to David’s contributions to our corporate accounting practices as we continue to build on our sustainable, high-returns business focused on delivering premier solutions, effective technologies, and dependable service to our customers in the self-storage industry.”

Mr. Vanevenhoven stated, “I am excited about the opportunity to continue building out a best-in-class accounting and finance organization to support Janus’s growth initiatives. I look forward to working alongside the talented leadership team to help contribute to Janus’s momentum and achieve their financial objectives.”

Following the Company’s release of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the corresponding release of 2022 fiscal year-end earnings, Mr. Vanevenhoven will thereafter act as the Company’s principal accounting officer.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Forward Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry to strengthen its pipeline and deliver on its objectives, the anticipated impact of this appointment, and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; and (iii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.

There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Investor Contacts, Janus

John Rohlwing

Vice President, Investor Relations & FP&A, Janus International

Rodny Nacier / Dan Scott, ICR

IR@janusintl.com

(770) 562-6399

Media Contacts, Janus

Bethany Salmon

Product Marketing Manager, Janus International

770-746-9576

Marketing@Janusintl.com

Source: Janus International Group, Inc.